Exhibit 99
                                                                    ----------
                       DOL Filing Confirmation



I certify that the Plan Administrator of the MCI Communications Corporation ESOP and 401(k) for Exempt Employees has received a Statement of Assets and Liabilities and also that the statement has been filed directly with the United States Department of Labor by Mellon Bank, N.A. (EIN # 25-0659206) for the following investment arrangements:


                                                                   EIN #
                                                               --------------
Mellon Bank Temporary Investment Fund                          25-6078903-980



                                               MCI COMMUNICATIONS CORPORATION
                                               401(K)  PLAN FOR  EXEMPT
                                               EMPLOYEES  - PART II OF THE MCI
                                               COMMUNICATIONS  CORPORATION
                                               ESOP AND 401(K) FOR EXEMPT
                                               EMPLOYEES


Date:  June 27, 1997                         By:David M. Case
                                                ------------------------------
                                                David M. Case
                                                Vice President and Controller
                                                MCI Communications Corporation












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